Exhibit 99.1

TRNR Reports Record Third Quarter 2025 Results with 139% YoY Growth; Reiterates 2025 Pro Forma Revenue Guidance of $80M+ To Be Driven by Completion of Sportstech Acquisition

Quarterly Results Reflect First Full Quarter Including Wattbike (Acquisition Closed July 1)

Company Reports Record Quarterly Revenue of $4.8 Million; Net Loss and Loss per Diluted Share of $5.2 Million and $3.11; Quarterly Adjusted EBITDA Loss of $2.9 million, Due to Low Inventory Availability

Sportstech Acquisition Expected to Close in 2025 Based on Key Closing Milestone Achievements

Reiterates 2025 Pro Forma Revenue Guidance of more than $80 million and

Fourth Quarter Profitability Guidance

Austin, Texas – November 14, 2025 – Interactive Strength Inc. (Nasdaq: TRNR) (“TRNR” or the “Company”), maker of innovative specialty fitness equipment under the Wattbike, CLMBR and FORME brands, and pending acquirer of Sportstech, today announced financial results for its third quarter ended September 30, 2025.

Quarterly Financial Highlights

For the quarter, TRNR reported record revenue of $4.8 million, representing 139% YoY growth, a net loss of $5.2 million - or $3.11 per diluted share - and an adjusted EBITDA loss of $2.9 million (non-GAAP). Results this quarter include Wattbike (closed July 1), but not Sportstech, which is still in the closing process. However, if Sportstech had been included in the third quarter, TRNR revenue would have been approximately $18 million.

Outlook

TRNR is reiterating its full‑year 2025 pro forma revenue guidance of more than $80 million, driven by the stronger-than-expected-performance at Sportstech year-to-date and the expectation that the acquisition will close this year. TRNR is also reiterating its guidance that it expects to achieve pro forma Adjusted EBITDA profitability in the fourth quarter. TRNR’s new CFO, Caleb Morgret, will succeed Mike Madigan as of the filing of the Company’s 10-Q after market close today.

Sportstech Performance and Acquisition

Based on achieving certain key closing milestones this month, TRNR expects that the Sportstech acquisition will successfully close this year. Further details will be shared with investors over the next few weeks as both Companies work towards completing this transformational combination. Sportstech previously announced third quarter revenue of approximately $13 million and a third-quarter EBITDA margin increase of more than 200bps YoY, leading to an LTM EBITDA margin of more than 10%.

Trent Ward, Co-Founder and CEO stated: "Q3 revenue growth of 139% is starting to demonstrate the potential of our platform as we progress towards greater scale, thanks to closing Wattbike. We have kicked off cost savings initiatives to harvest group synergies and we remain excited to see that work start to come through in reported financials.”

“Most importantly, we have made tremendous progress on closing the Sportstech acquisition, and we expect that we will complete the transaction in 2025,” Mr. Ward continued. “The addition of our new CFO, Caleb, who

Exhibit 99.1

is based in Europe and German-speaking, has been a key factor in the acceleration of progress on the closing procedures. Despite the delay, Sportstech has continued to perform above expectations, and we are very excited to complete this transformational acquisition very soon.”

Mr. Ward continued: “We are confident that, on a pro forma basis, the group will have more than $80 million in 2025 revenue as well as turn profitable in the fourth quarter. Lastly, we want to express our utmost appreciation for the efforts of Mike Madigan over the past three years - he has done an incredible job and is leaving us in a strong position.”

For more commentary, information and details of TRNR's strategy, as well as to sign up for direct updates, see the Company's investor website, latest FAQs and required filings with the US Securities & Exchange Commission (SEC). TRNR expects to issue a shareholder letter within the next week or two.

TRNR Investor Contact
ir@interactivestrength.com

About Interactive Strength Inc.:

Interactive Strength Inc. (Nasdaq: TRNR) has established a leading portfolio of premium fitness brands-Wattbike, CLMBR, and FORME-that combine advanced hardware, smart technology, and immersive content to deliver exceptional training experiences for both commercial and home use.

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Wattbike offers a range of high-performance indoor bikes that set the global standard in cycling. Known for unmatched accuracy, realistic ride feel, and advanced performance tracking, Wattbike is trusted by elite athletes, national teams, and fitness enthusiasts around the world.

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CLMBR redefines the next-generation vertical climbing experience through its patented open-frame design and immersive touchscreen, delivering a high-intensity, low-impact workout that's both efficient and effective.

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FORME delivers strength, mobility, and recovery training through immersive content, performance-grade hardware, and expert coaching. Its wall-mounted systems include the Studio, a smart fitness mirror for guided programming and live 1:1 personal training, and the Lift, which adds smart resistance cable training-ideal for high-performance environments and sport-specific development.

From elite performance to everyday wellness, our ecosystem of performance-focused solutions delivers data-driven outcomes for athletes, fitness enthusiasts, and commercial operators.

Channels for Disclosure of Information
In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission ("SEC"), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Non-GAAP Financial Measures
In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

Exhibit 99.1

The Company's non-GAAP financial measure in this press release consist of Adjusted EBITDA, which we define as net (loss) income, adjusted to exclude: other expense (income), net; income tax expense (benefit); depreciation and amortization expense; stock-based compensation expense; (gain) loss on debt extinguishment; vendor settlements; and transaction related expenses.

The Company believes the above adjusted financial measures help facilitate analysis of operating performance and the operating leverage in our business. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

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Adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, other expense (income), net, and provision for income taxes that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired;

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Our management uses Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and

•
Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and may also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of Adjusted EBITDA, or any other non-GAAP financial measures we may use in the future, is presented for supplemental informational purposes only and should not be considered as a substitute for, or in isolation from, our financial results presented in accordance with GAAP. Further, these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are, or may in the future be, as follows:

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Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;

•
Adjusted EBITDA does not reflect impairment charges for fixed assets and capitalized content, and gains (losses) on disposals for fixed assets;

•
Adjusted EBITDA does not reflect (gains) losses associated with debt extinguishments.

•
Adjusted EBITDA does not reflect losses associated with vendor settlements.

Exhibit 99.1

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Adjusted EBITDA does not reflect transaction related expenses for CLMBR and Wattbike acquisitions and pending acquisition of Sportstech.

•
Adjusted EBITDA does not reflect noncash fair value gains (losses) on convertible notes, derivatives, warrants and unrealized currency gains (losses).

Further, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. For example, the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results. Because companies in our industry may calculate such measures differently than we do, their usefulness as comparative measures is limited. Because of these limitations, Adjusted EBITDA should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Forward Looking Statements:

This press release includes certain statements that are "forward-looking statements" for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management's assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as "believe", "project", "expect", "anticipate", "estimate", "intend", "strategy", "future", "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result" or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, the possibility of acquiring future businesses or completing the referenced pending transaction in 2025, a timely manner or at all, the financial performance of those acquisitions and the resulting guidance of having more than $80m of pro forma revenue in 2025, achieving profitability in Q4, and the financial performance of the acquisition targets which have not been audited or reviewed by a PCAOB auditor and could vary materially (a) once that audit or review work is completed and such financials are included in the Company's reported financials and (b) due to the effect of the exchange rates of foreign currencies which can be volatile, or that the Company’s 10-Q will be filed today or that the business is in a strong position with the departure of the CFO. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: demand for our products and the products of the acquisition targets if the acquisitions are completed (collectively, the "Products"); competition, including technological advances made by and new products released by our competitors and the competitors of the acquisition targets; our ability to accurately forecast consumer demand for our Products and adequately maintain our inventory; and our reliance on a limited number of suppliers and distributors for our Products. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

# # #

Exhibit 99.1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands)
Net Loss	$(5,231)	$(7,141)	$(14,012)	$(29,172)
Adjusted to exclude the following:
Total other (income) expense, net	(115)	(503)	993	2,474
Income tax benefit (expense)	—	—	—	—
Depreciation and amortization expense	813	1,392	2,715	5,106
Stock-based compensation expense	401	3,157	5,294	9,448
(Gain) loss on extinguishment of debt (1)	(687)	(110)	(5,146)	1,622
Restructuring expense	—	—	37	—
Vendor settlements	—	—	417	—
Transaction related expenses (2)	1,932	857	2,628	1,831
Adjusted EBITDA (3)	$(2,887)	$(2,348)	$(7,074)	$(8,691)

(1) (Gain) loss on debt extinguishment related to the conversion of promissory notes, senior secured notes and convertible notes.

(2) Transaction costs related to acquisition of CLMBR, Inc., Wattbike and pending acquisition of Sportstech.

(3) Please refer to the "Non-GAAP Financial Measures" section.

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Fitness product revenue	$4,553	$1,617	$6,541	$1,927
Membership revenue	149	224	489	586
Training revenue	113	173	361	484
Total revenue	4,815	2,014	7,391	2,997
Cost of revenue:
Cost of fitness product revenue	(3,311)	(1,349)	(4,925)	(2,075)
Cost of membership	(360)	(768)	(1,202)	(2,768)
Cost of training	(319)	(185)	(935)	(522)
Total cost of revenue	(3,990)	(2,302)	(7,062)	(5,365)
Gross profit (loss)	825	(288)	329	(2,368)
Operating expenses:
Research and development	404	2,212	2,453	6,708
Sales and marketing	460	194	921	562
General and administrative	5,994	5,060	15,120	15,438
Total operating expenses	6,858	7,466	18,494	22,708
Loss from operations	(6,033)	(7,754)	(18,165)	(25,076)
Other income (expense), net:
Other income (expense), net	(56)	256	(1,094)	(506)
Interest expense	(4,017)	(1,831)	(10,271)	(6,750)
Interest income	675	—	1,062	—
Loss on issuance of warrants	—	(4,780)	—	(5,551)
Gain (loss) upon extinguishment of debt and accounts payable	687	110	5,146	(1,622)
Change in fair value of convertible notes	11,993	—	18,621	(316)
Change in fair value of earnout	—	—	—	1,300
Change in fair value of derivatives	1,370	956	(579)	201
Change in fair value of digital assets	(10,605)	—	(10,480)	—
Change in fair value of warrants	755	5,902	1,748	9,148
Total other income (expense), net	802	613	4,153	(4,096)
Loss before provision for income taxes	(5,231)	(7,141)	(14,012)	(29,172)
Income tax expense	—	—	—	—
Net loss attributable to common stockholders	$(5,231)	$(7,141)	$(14,012)	$(29,172)
Net loss per share - basic and diluted	$(3.11)	$(1,534.56)	$(13.56)	$(15,222.49)
Weighted average common stock outstanding—basic and diluted	1,682,660	4,653	1,033,174	1,916

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$845	$138
Accounts receivable, net	2,382	1,426
Inventories, net	5,118	3,868
Derivatives	111	—
Vendor deposits	1,055	1,976
Loan receivable	6,087	—
Prepaid expenses and other current assets	1,774	810
Total current assets	17,372	8,218
Property and equipment, net	327	116
Right-of-use-assets	370	415
Intangible assets, net	8,118	6,106
Long-term inventories, net	3,096	2,822
Vendor deposits long term	1,268	310
Digital assets	36,770	—
Goodwill	15,144	13,220
Other assets	2,973	2,963
Total Assets	$85,438	$34,170
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,944	$11,169
Accrued expenses and other current liabilities	7,795	3,975
Operating lease liability, current portion	198	261
Deferred revenue	391	77
Loan payable	9,754	8,569
Income tax payable	7	7
Derivatives	1,050	73
Convertible note payable	2,669	2,750
Total current liabilities	30,808	26,881
Operating lease liability, net of current portion	188	170
Other long term liabilities	1,895	—
Warrant liabilities	1,084	4
Loan payable non current	1,646	—
Convertible note payable non current	32,360	—
Total liabilities	$67,981	$27,055
Commitments and contingencies (Note 15)
Series E preferred stock, par value $0.0001; 1,300,000 shares authorized as of September 30, 2025 and 0 shares authorized as of December 31, 2024; 1,300,000 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024 respectively.	2,600	—
Stockholders' equity
Series A preferred stock, par value $0.0001; 10,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 4,799,867 and 4,658,737 shares issued and outstanding as of September 30, 2025 and December 31, 2024 respectively.	1	1
Series B preferred stock, par value $0.0001; 1,500,000 shares authorized as of September 30, 2025 and December 31, 2024; 408,775 and 1,500,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024 respectively.	—	—
Series C preferred stock, par value $0.0001; 5,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 1,405,887 and 2,861,128 shares issued and outstanding as of September 30, 2025 and December 31, 2024 respectively.	1	—
Common stock, par value $0.0001; 900,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 2,079,510 and 140,210 shares issued and outstanding as of September 30, 2025 and December 31, 2024 respectively.	10	8
Additional paid-in capital	231,792	209,509
Accumulated other comprehensive income	247	183
Accumulated deficit	(217,194)	(202,586)
Total stockholders' equity	14,857	7,115
Total liabilities, preferred stock and stockholders' equity	$85,438	$34,170

Exhibit 99.1

INTERACTIVE STRENGTH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(14,012)	$(29,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign currency	(9)	218
Depreciation	119	418
Amortization	2,369	4,687
Non-cash lease expense	231	203
Inventory step up amortization	227	141
Stock-based compensation	5,293	9,448
Provision for bad debt	16	—
Inventory write-off	165	—
Loss on disposal of assets	27	—
(Gain) loss on extinguishment of debt and accounts payable	(5,146)	1,622
Fair value of common stock issued with Best Efforts Offering	—	299
Loss on settlement of accounts payable	551	—
Non-cash interest income	(1,062)	—
Non-cash interest expense	5,388	2,147
Amortization of debt discount	4,883	4,603
Common stock issued to lender in connection with entering Equity Line of Credit Agreement	—	368
Change in fair value of convertible notes	(18,621)	316
Loss on issuance of warrants	—	5,894
Change in fair value of digital assets	10,480	—
Loss on exchange of warrants for equity	—	358
Change in fair value of earnout	—	(1,300)
Change in fair value of derivatives	579	(201)
Change in fair value of warrants	(1,748)	(9,148)
Changes in operating assets and liabilities
Accounts receivable	(37)	(1,134)
Inventories	938	684
Prepaid expenses and other current assets	(5)	342
Vendor deposits	(37)	(101)
Other assets	—	(13)
Accounts payable	2,011	(3)
Accrued expenses and other current liabilities	(581)	862
Deferred revenue	58	(234)
Operating lease liabilities	(238)	(213)
Net cash used in operating activities	(8,161)	(8,909)
Cash Flows From Investing Activities:
Loan to Sportstech	(5,025)	—
Acquisition of internal use software	(76)	—
Acquisition of digital assets	(47,250)	—
Acquisition of business, cash paid, net of cash acquired	(448)	(1,447)
Acquisition of software and content	(691)	40
Net cash used in investing activities	(53,490)	(1,407)
Cash Flows From Financing Activities:
Payments of loans	(891)	(831)
Proceeds from loans	2,002	1,280
Proceeds from issuance of related party loans	—	650
Payment on loss restoration agreement	(649)	—
Payments of related party loans	—	(527)
Proceeds from issuance of common stock and prefunded warrants upon offering, net of offering costs	—	4,510
Payments of offering costs	(225)	(90)
Redemption and payment on convertible notes	(88)	(212)
Proceeds from issuance of convertible notes, net of issuance costs	52,533	4,756
Proceeds from issuance of common stock from At the Market Offering, net of issuance costs	1,594	4,023
Proceeds from exercise of incremental warrants and issuance of convertible notes, net of issuance costs	7,872	—
Interest paid on loans and convertible notes	—	(1,093)
Proceeds from the exercise of warrants	100	92
Proceeds from the issuance of common stock from equity line of credit	—	389
Net cash provided by financing activities	62,248	12,947
Effect of exchange rate on cash	110	(362)
Net Change In Cash and Cash Equivalents and Restricted Cash	707	2,269
Cash and restricted cash at beginning of the period	138	—
Cash and restricted cash at end of period	$845	$2,269